Exhibit 25.2
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1201 Market Street, Ste 1001
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Kevin T. O’Brien, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

EL PASO PIPELINE	EL PASO PIPELINE	WYOMING INTERSTATE
PARTNERS, L.P.	PARTNERS OPERATING	COMPANY, LTD.
(Exact name of obligor as specified in	COMPANY, L.L.C.	(Exact name of obligor as specified in
its charter)	(Exact name of obligor as specified in	its charter)
its charter)

Texas	Delaware	Colorado
(State or other jurisdiction of	(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)	incorporation or organization)

26-0789784	26-1358961	84-0867957
(I.R.S. Employer Identification Number	(I.R.S. Employer Identification Number	(I.R.S. Employer Identification Number

1001 Louisiana Street	1001 Louisiana Street	1001 Louisiana Street
Houston, Texas 77002	Houston, Texas 77002	Houston, Texas 77002
(Address of principal executive offices)	(Address of principal executive offices)	(Address of principal executive offices)
SUBORDINATED DEBT SECURITIES
(Title of Indenture Securities)

General
Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None
Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2008), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of January, 2009.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Herawattee Alli
Herawattee Alli
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.
1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2008	(20040630) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Clive Bucknall, Controller
Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson Signature of Officer Authorized to Sign Report

11/04/2008 Date of Signature
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri
Director (Trustee)

/s/ Bernard J. Kennedy
Director (Trustee)

/s/ Martin Glynn
Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	5	7	8	9	0

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	Legal Title of Bank (TEXT 9010)
Wilmington

City (TEXT 9130)

	DE	19801

	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

          Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION
Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City
in the state of New York, at the close of business September 30, 2008

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		5,232,084
b. Interest-bearing balances		3,692,268
Held-to-maturity securities		2,776,287
Available-for-sale securities		19,932,709
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		1,590,000
b. Securities purchased under agreements to resell		14,014,095
Loans and lease financing receivables:
Loans and leases held for sale		3,373,604
Loans and leases net of unearned income	85,678,790
LESS: Allowance for loan and lease losses	2,057,591
Loans and lease, net of unearned income, allowance, and reserve		83,621,199
Trading assets		33,878,960
Premises and fixed assets		537,698
Other real estate owned		86,118
Investments in unconsolidated subsidiaries		324,524
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,056,813
Intangible assets: Other intangible assets		564,292
Other assets		9,906,588
Total assets		181,587,239

LIABILITIES

Deposits:
In domestic offices		84,766,336
Non-interest-bearing	17,252,235
Interest-bearing	67,514,101

		Thousands of dollars
In foreign offices		40,109,960
Non-interest-bearing	1,347,396
Interest-bearing	38,762,564

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		243,700
b. Securities sold under agreements to repurchase		772,869

Trading Liabilities		16,308,832
Other borrowed money		16,274,072
Bank’s liability on acceptances		NA
Subordinated notes and debentures		4,506,968
Other liabilities		6,333,608
Total liabilities		169,316,345
Minority Interests in consolidated Subsidiaries		341
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,001
Surplus		11,593,763
Retained earnings		1,379,542
Accumulated other comprehensive income		-704,753
Other equity capital components		0
Total equity capital		12,270,553
Total liabilities, minority interests and equity capital		181,587,239